CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of Fidelity Advisor Series VII: Fidelity Advisor Consumer Industries Fund, Fidelity Advisor Cyclical Industries Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Natural Resources Fund, Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Growth Fund of our report dated September 14, 1998 on the financial statements and financial highlights included in the July 31, 1998 Annual Report to Shareholders of Fidelity Advisor Consumer Industries Fund, Fidelity Advisor Cyclical Industries Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Natural Resources Fund, Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Growth Fund.

We further consent to the references to our Firm under the heading "Financial Highlights" in the Prospectus.

       /s/ PricewaterhouseCoopers LLP
           PricewaterhouseCoopers LLP
           Boston, Massachusetts
           September 29, 1999